The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-272025-02
SUBJECT TO COMPLETION, DATED AUGUST 4, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(Prospectus Dated May 17, 2023)
$
CenterPoint Energy Houston Electric, LLC
      % General Mortgage Bonds, Series AQ, due 20

The 20   general mortgage bonds will bear interest at a rate of     % per year from, and including, the date of issuance and will mature on           , 20  . We refer to the 20   general mortgage bonds as the mortgage bonds. We will pay interest on the mortgage bonds on     and     of each year, beginning on           , 2026. The mortgage bonds are subject to optional redemption prior to maturity at the applicable redemption price described under the caption “Description of the General Mortgage Bonds —  Optional Redemption.”
The mortgage bonds will be our secured obligations under our general mortgage indenture dated October 10, 2002, as supplemented, and will be subject and junior to the prior lien of our first mortgage bond indenture. We currently have no first mortgage bonds outstanding and have contractually agreed that we will not issue additional first mortgage bonds. We are undertaking actions to release the lien of, and terminate, our first mortgage bond indenture.
The mortgage bonds will be a new series of securities for which currently there is no established trading market. We do not intend to apply for the listing of the mortgage bonds on any securities exchange or for quotation of the mortgage bonds on any dealer quotation system.

Investing in the mortgage bonds involves risks. See “Risk Factors” on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Mortgage Bond	Total
Public Offering Price(1)	%	$
Underwriting Discount	%	$
Proceeds, before expenses, to CenterPoint Energy Houston Electric, LLC(1)	%	$

(1)
Plus accrued interest from            , 2025, if settlement occurs after that date.

The underwriters expect to deliver the mortgage bonds to purchasers through the book-entry facilities of The Depository Trust Company and for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about           , 2025.

Joint Book-Running Managers
BNP PARIBAS	BNY Capital Markets	PNC Capital Markets LLC
Comerica Securities
Co-Manager
Siebert Williams Shank
Prospectus Supplement dated August   , 2025

This document consists of two parts, which should be read together. The first part is this prospectus supplement, which describes the specific terms of the mortgage bonds, the specific terms of this offering and supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about the general mortgage bonds and other securities that may be offered from time to time using such prospectus, some of which general information does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You should read this prospectus supplement and the accompanying prospectus together with any written communication prepared by us or on our behalf in connection with this offering together with the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information” and in this prospectus supplement under the heading “Incorporation By Reference.”
We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any written communication prepared by us or on our behalf. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the mortgage bonds and are not soliciting an offer to buy the mortgage bonds in any jurisdiction where the offer or sale is not permitted. The information we have included in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these respective dates.
Any information contained in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the prospectus. See “Incorporation By Reference” in this prospectus supplement.
The Bank of New York Mellon Trust Company, National Association, in each of its capacities referenced herein, including, but not limited to, trustee, security registrar and paying agent, has not participated in the preparation of this prospectus supplement and assumes no responsibility for its content.

S-i

Prospectus Supplement
Prospectus
We expect that delivery of the mortgage bonds offered hereby will be made against payment therefor on or about          , 2025, which will be the third business day following the date of pricing of the mortgage bonds (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the mortgage bonds on any date prior to the first business day before delivery of the mortgage bonds will be required, by virtue of the fact that the mortgage bonds initially will settle in T+3, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

S-ii

SUMMARY
This summary highlights information from this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the mortgage bonds. We encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety before making an investment decision, including the information set forth under the heading “Risk Factors.” Unless the context requires otherwise, the terms “we,” “our,” and “us” refer to CenterPoint Energy Houston Electric, LLC, and the term “CenterPoint Energy” refers to CenterPoint Energy, Inc., our indirect parent.
The term “mortgage bonds” refers to the    % General Mortgage Bonds, Series AQ, due 20  . The term “first mortgage bond indenture” means the Mortgage and Deed of Trust, dated as of November 1, 1944, from our predecessor in interest, Houston Lighting & Power Company, to The Bank of New York Mellon Trust Company, National Association (successor to South Texas Commercial National Bank of Houston), as trustee, as heretofore and hereafter amended and supplemented.
CenterPoint Energy Houston Electric, LLC
We provide electric transmission service to transmission service customers in the Electric Reliability Council of Texas region and distribution service to retail electric providers serving approximately 2.8 million metered customers in the Texas Gulf Coast area that includes the city of Houston. We are an indirect, wholly-owned subsidiary of CenterPoint Energy, a public utility holding company. Our principal executive offices are located at 1111 Louisiana Street, Houston, Texas 77002 (telephone number: 713-207-1111).

The Offering
Issuer
CenterPoint Energy Houston Electric, LLC
Bonds Offered
$      million aggregate principal amount of    % general mortgage bonds, Series AQ, due 20  .
Maturity Date
         , 20  .
Interest Payment Dates
        and          , commencing on          , 2026.
Ranking
The mortgage bonds will be our secured obligations under our general mortgage indenture dated October 10, 2002, as supplemented (defined in “Description of the General Mortgage Bonds” as the indenture), and will be subject and junior to the prior lien of our first mortgage bond indenture. We currently have no first mortgage bonds outstanding and have contractually agreed that we will not issue additional first mortgage bonds. We are undertaking actions to release the lien of, and terminate, our first mortgage bond indenture.
The mortgage bonds will rank on a parity with our other general mortgage bonds. As of June 30, 2025, we had approximately $9.0 billion aggregate principal amount of general mortgage bonds outstanding, including $68 million aggregate principal amount of general mortgage bonds collateralizing debt of CenterPoint Energy which are not reflected in our financial statements because of the contingent nature of the general mortgage bond obligations.
Optional Redemption
Prior to          , 20  , we may redeem the mortgage bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (1) the “make-whole” amount based on the U.S. treasury rate as specified in this prospectus supplement under “Description of the General Mortgage Bonds — Optional Redemption” and (2) 100% of the principal amount of the mortgage bonds to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after          , 20  , we may redeem the mortgage bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the mortgage bonds being redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
Lack of Public Market for the Mortgage Bonds
The mortgage bonds will be a new series of securities for which currently there is no established trading market. We cannot provide any assurance about:
•
the liquidity of any markets that may develop for the mortgage bonds;

•
your ability to sell the mortgage bonds; or

•
the prices at which you will be able to sell the mortgage bonds.

Future trading prices of the mortgage bonds will depend on many factors, including:
•
prevailing interest rates;

•
our operating results;

•
the ratings of the mortgage bonds; and

•
the market for similar securities.

We do not intend to apply for listing of the mortgage bonds on any securities exchange or for quotation of the mortgage bonds on any dealer quotation system.
Risk Factors
You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” on page S-4 of this prospectus supplement before deciding whether to invest in the mortgage bonds.
Governing Law
The indenture and the mortgage bonds are governed by, and construed in accordance with, the laws of the State of New York except to the extent that the law of any jurisdiction where any portion of the mortgaged property is located will govern the creation, perfection, priority or enforcement of the lien of the indenture, or the exercise of remedies with respect to such portions of the mortgaged property.
Use of Proceeds
The net proceeds from this offering, after deducting the underwriting discounts and estimated expenses of the offering payable by us, are expected to be approximately $        million. We intend to use the net proceeds from the offering for general limited liability company purposes, including capital expenditures and working capital purposes. See “Use of Proceeds” in this prospectus supplement.
Minimum Denomination
The mortgage bonds will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Trustee, Security Registrar and Paying Agent
The Bank of New York Mellon Trust Company, National Association (as successor to JPMorgan Chase Bank).

RISK FACTORS
You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Form 10-K”), the following information about risks, as well as risks arising from any legal proceedings identified or referenced in “Legal Proceedings” in Part 1, Item 3 of our 2024 Form 10-K and in Part II, Item 1 “Legal Proceedings” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 (“2nd Quarter 2025 Form 10-Q”), as they may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the U.S. Securities and Exchange Commission (the “SEC”), together with the other information contained in this prospectus supplement and the accompanying prospectus, before making an investment in the mortgage bonds.
Risks Related to the Mortgage Bonds
We cannot assure you that an active trading market will develop for the mortgage bonds.
The mortgage bonds will be a new series of securities for which currently there is no established trading market. We do not intend to apply for the listing of the mortgage bonds on any securities exchange or for quotation of the mortgage bonds on any dealer quotation system. We cannot assure you that a trading market will develop for the mortgage bonds. Even if a market for the mortgage bonds does develop, we cannot assure you that there will be liquidity in that market or that the mortgage bonds might not trade for less than their original value or face amount. The liquidity of any market for the mortgage bonds will depend on the number of holders of those mortgage bonds, the interest of securities dealers in making a market in the mortgage bonds and other factors. If a liquid market for the mortgage bonds does not develop, you may be unable to resell the mortgage bonds for a long period of time, if at all. This means you may not be able to readily convert your mortgage bonds into cash, and the mortgage bonds may not be accepted as collateral for a loan.
Even if a market for the mortgage bonds develops, trading prices could be higher or lower than the initial offering price. The price of the mortgage bonds will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Declines in the market prices for debt securities generally may also materially and adversely affect the liquidity of the mortgage bonds, independent of our financial performance.
The indenture limits the ability of security holders to bring suit, waive defaults and amend the indenture.
The indenture provides that the consent of holders of certain minimum percentages of the aggregate principal amount of mortgage bonds and additional general mortgage bonds outstanding under the indenture is required to waive certain defaults, bring suit and, with exceptions, amend the indenture. Your consent to such actions will not be effective unless consents are received from the holders of the required minimum amount of such mortgage bonds and other general mortgage bonds. Further, even if you do not consent to such actions, those actions may still be taken if consented to by the holders of the required minimum amount of such mortgage bonds and other general mortgage bonds.
The indenture provides that the trustee or the holders of 33% or more in aggregate principal amount of mortgage bonds and additional general mortgage bonds outstanding under the indenture may declare the principal amount of the mortgage bonds and additional general mortgage bonds to be due and payable immediately if an event of default shall occur and be continuing.
Ratings of the mortgage bonds may change and affect the market prices and marketability of the mortgage bonds.
Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope and do not address all material risks relating to an investment in the mortgage bonds, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events. Holders of the mortgage bonds will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the mortgage bonds.

USE OF PROCEEDS
We expect the net proceeds from the offering to be approximately $       million after deducting the underwriting discounts and estimated expenses of the offering payable by us. We intend to use the net proceeds from this offering for general limited liability company purposes, including capital expenditures and working capital purposes.
Pending application of the net proceeds from this offering for the foregoing purposes, we may invest such net proceeds in the CenterPoint Energy money pool or in various instruments which may include, but would not be limited to, short-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

CAPITALIZATION
The following table sets forth our short-term debt and capitalization as of June 30, 2025. No adjustments have been made for:
•
the issuance of the mortgage bonds in this offering or the use of proceeds therefrom, as discussed in “Use of Proceeds” above; or

•
any changes in short-term debt after June 30, 2025.

This table should be read in conjunction with our consolidated financial statements and related notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2nd Quarter 2025 Form 10-Q.
	June 30, 2025
	Actual	%
	(In millions)
Short-Term Debt:
Short-term borrowings	$500	3%
Notes Payable – Affiliated Companies	453	3%
Total Short-Term Debt	953	6%
Long-Term Debt:
First Mortgage Bonds(1)	—	0%
General Mortgage Bonds(2)	8,912	52%
Bank Loans	—	0%
Other	1	0%
Total Long-Term Debt	8,913	52%
Total Debt	9,866	58%
Member’s Equity	7,202	42%
Total Capitalization and Short-Term Debt	$17,068	100%

(1)
We currently have no first mortgage bonds outstanding and have contractually agreed that we will not issue additional first mortgage bonds. We are undertaking actions to release the lien of, and terminate, our first mortgage bond indenture.

(2)
Does not include $68 million of general mortgage bonds that collateralize pollution control bonds that are obligations of CenterPoint Energy.

DESCRIPTION OF THE GENERAL MORTGAGE BONDS
General
The mortgage bonds offered by this prospectus supplement will be issued as a new series of general mortgage bonds under the General Mortgage Indenture, dated as of October 10, 2002, between us and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank), as trustee (the trustee), as amended and supplemented (the indenture). The descriptions under this heading and under “Description of Our General Mortgage Bonds” in the accompanying prospectus are summaries of the material provisions of the mortgage bonds and the indenture. Such summaries do not purport to be complete and are qualified in their entirety by reference to the indenture and the mortgage bonds, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. We urge you to read the indenture because it, not this description, defines your rights as a holder of the mortgage bonds. References to article and section numbers in this prospectus supplement, unless otherwise indicated, are references to article and section numbers of the indenture.
As of the date of this prospectus supplement, general mortgage bonds have been issued and are outstanding in an aggregate principal amount equal to approximately $9.0 billion and additional general mortgage bonds may be issued under the indenture, without limitation as to aggregate principal amount, on the basis of property additions, retired bonds or cash deposited with the trustee. Please read “— Issuance of Mortgage Bonds.” The mortgage bonds, the previously issued general mortgage bonds and any additional general mortgage bonds issued under the indenture are collectively referred to as the “indenture bonds.”
The mortgage bonds will bear interest at the rate of    % per annum. Interest on the mortgage bonds is payable semi-annually in arrears on each        and       , commencing          , 2026 (each such date, an interest payment date), to the persons in whose names they are registered at the close of business on the         and         , respectively, immediately preceding the applicable interest payment date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise) will be payable to the registered bondholder to whom principal is payable. The mortgage bonds will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.
Interest on the mortgage bonds will be payable on each interest payment date for each such mortgage bond for the period commencing on the next preceding interest payment date on which interest has been paid (or if no interest has been paid thereon, commencing on the date of issuance thereof) to, but not including, such interest payment date.
If any interest payment date, redemption date or the date of maturity falls on a day that is not a business day, all payments to be made on such day shall be made on the next succeeding business day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
The mortgage bonds mature on          , 20    . The mortgage bonds are subject to optional redemption before their maturity as described below. The mortgage bonds are not entitled to the benefit of any sinking fund.
The mortgage bonds are initially issuable in book-entry form. Initially, Cede & Co., as nominee for The Depository Trust Company, or DTC, will be the registered owner of the mortgage bonds and references herein to the bondholders, holders, owners or registered owners of the mortgage bonds shall mean Cede & Co. and not the beneficial owners of the mortgage bonds. Beneficial owners of the mortgage bonds will not receive or have the right to receive bond certificates except as hereinafter provided. Please read “— Book-Entry Delivery and Settlement.”
The mortgage bonds are initially being offered in the principal amount of $      . We may, without the consent of the holders of the mortgage bonds, increase the principal amount of the mortgage bonds and issue additional mortgage bonds having the same ranking, interest rate, maturity and other terms (other than the date of initial issuance, the price to public, and, in some circumstances, the initial interest accrual date and initial interest payment date) as the mortgage bonds being offered hereby, but we will not reopen a series unless the additional mortgage bonds are fungible with the previously issued mortgage bonds of that series for U.S. federal income tax purposes or such additional mortgage bonds are issued with a separate CUSIP number. Any such additional mortgage bonds would, together with the mortgage bonds being offered hereby, constitute a single series of securities under the indenture and may be treated as a single class for all purposes under the indenture, including, without limitation, voting, waivers and amendments.
As used in this prospectus supplement, “business day” means, with respect to the mortgage bonds, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Place of Payment (as defined in the indenture) are authorized or obligated by law or executive order to close.
Optional Redemption
Prior to          , 20    (the “Par Call Date”), we may redeem the mortgage bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the mortgage bonds to be redeemed discounted to the redemption date (assuming the mortgage bonds to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus     basis points less (b) interest accrued to the date of redemption, and

•
(2) 100% of the principal amount of the mortgage bonds to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the mortgage bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the mortgage bonds being redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
“treasury rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The treasury rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the treasury rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the treasury rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the treasury rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
The trustee, at our written direction, will send a notice of redemption to each holder of mortgage bonds to be redeemed by first-class mail (or in accordance with the procedures of The Depository Trust Company with respect to mortgage bonds registered in the name of Cede & Co.) at least 10 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the mortgage bonds or portions thereof called for redemption on the date fixed for redemption. If fewer than all of the mortgage bonds are to be redeemed, not more than 60 days prior to the redemption date, the particular mortgage bonds or portions thereof called for redemption will be selected from the outstanding mortgage bonds not previously called by lot by the trustee if the mortgage bonds are in certificated form. In the case of a partial redemption of mortgage bonds registered in the name of Cede & Co, the mortgage bonds to be redeemed will be determined in accordance with the procedures of The Depository Trust Company.
Book-Entry Delivery and Settlement
We will issue the mortgage bonds in the form of one or more global securities in definitive, fully registered form. The global securities will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will remain in the custody of the trustee.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC. DTC has advised us as follows:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•
Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•
DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries.

•
Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
We have provided the description of the operations and procedures of DTC in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. Neither we nor the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.
We expect that under procedures established by DTC:
•
upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•
ownership of the mortgage bonds will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the mortgage bonds represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in mortgage bonds represented by a global security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the mortgage bonds represented by that global security for all purposes under the indenture and under the mortgage bonds. Except as provided below, owners of beneficial interests in a global security will not be entitled to have mortgage bonds represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated mortgage bonds and will not be considered the owners or holders thereof under the indenture or under the mortgage bonds for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of mortgage bonds under the indenture or the global security.
Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of mortgage bonds by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the mortgage bonds.
Payments on the mortgage bonds represented by the global securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the mortgage bonds represented by a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Initial settlement for the mortgage bonds will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Although DTC has agreed to the foregoing procedures to facilitate transfers of the mortgage bonds among its participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Secondary market trading between Clearstream Banking S.A. (“Clearstream”) participants and/or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certificated Mortgage Bonds
Certificated mortgage bonds will be issued to each person that DTC identifies as the beneficial owner of the mortgage bonds represented by the global securities, upon surrender by DTC of the global securities, (i) if we notify the trustee in writing that DTC or any successor depositary (the “depositary”) is no longer willing or able to act as a depositary for the global securities or DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) if we, at our option and subject to DTC procedures, notify the trustee in writing that we elect to cause the issuance of mortgage bonds in definitive form under the indenture or (iii) upon the occurrence of certain other events as provided pursuant to the indenture.
Issuance of Mortgage Bonds
As of June 30, 2025, the aggregate principal amount of additional general mortgage bonds that could be issued was approximately $4.5 billion based on retired bonds and 70% of property additions. We have contractually agreed that we will not issue additional first mortgage bonds. We are undertaking actions to release the lien of, and terminate, our first mortgage bond indenture.
Outstanding General Mortgage Bonds and Basis for the Issuance of the Mortgage Bonds
As of June 30, 2025, we had outstanding approximately $9.0 billion aggregate principal amount of general mortgage bonds, including:
•
approximately $68 million aggregate principal amount of general mortgage bonds issued to trustees under the indentures pursuant to which certain pollution control bonds were issued by various governmental authorities. These general mortgage bonds secure the obligation of CenterPoint Energy under various installment payment and bond amortization agreements to pay installments of principal and interest that support the related pollution control bonds; and

•
approximately $8.9 billion aggregate principal amount of general mortgage bonds issued directly to the public.

The mortgage bonds will be established in the Thirty-Eighth Supplemental Indenture between us and the trustee and will be issued on the basis of property additions.

The Trustee
The Bank of New York Mellon Trust Company, National Association is the trustee under the indenture and will be the principal paying agent and registrar for the mortgage bonds. As of June 30, 2025, the trustee served as trustee for approximately $9.0 billion aggregate principal amount of our debt securities (including $68 million aggregate principal amount of general mortgage bonds collateralizing debt of CenterPoint Energy). In addition, the trustee serves as trustee for debt securities of our parent company, CenterPoint Energy, and some of its subsidiaries, aggregating approximately $8.7 billion (exclusive of $828 million of CenterPoint Energy’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029) as of June 30, 2025. CenterPoint Energy maintains brokerage relationships with the trustee and its affiliates, each of whom may maintain other relationships with CenterPoint Energy or its affiliates in the ordinary course of business in the future.
BNY Mellon Capital Markets, LLC, one of the underwriters, is an affiliate of the trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences relevant to the acquisition, ownership and disposition of the mortgage bonds issued pursuant to this offering. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date of this offering, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the mortgage bonds.
This discussion is limited to holders who purchase the mortgage bonds in this offering for cash at a price equal to the issue price of the mortgage bonds (i.e., the first price at which a substantial amount of the mortgage bonds is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the mortgage bonds as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate and gift tax considerations), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:
•
brokers or dealers in securities or currencies;

•
traders in securities that have elected the mark-to-market method of accounting for their securities;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding mortgage bonds as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•
former U.S. citizens or long-term residents of the United States;

•
banks or other financial institutions;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
persons subject to the alternative minimum tax;

•
entities that are tax-exempt for U.S. federal income tax purposes;

•
U.S. holders (as defined below) required to accelerate the recognition of any item of gross income with respect to the mortgage bonds as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451(b) of the Code); and

•
partnerships, S corporations and other pass-through entities or arrangements and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds mortgage bonds, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. If you are a partner of a partnership considering an investment in the mortgage bonds, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, owning and disposing of the mortgage bonds.
INVESTORS CONSIDERING THE PURCHASE OF MORTGAGE BONDS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX

CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE MORTGAGE BONDS UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Certain Additional Payments
In certain circumstances (see “Description of the General Mortgage Bonds — Optional Redemption”), we may be obligated to pay amounts with respect to the mortgage bonds that are in excess of stated interest on or principal of the mortgage bonds and/or pay amounts in redemption of the mortgage bonds prior to their stated maturity. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the mortgage bonds and therefore that these provisions do not cause the mortgage bonds to be treated as “contingent payment debt instruments” within the meaning of the applicable U.S. Treasury Regulations. However, additional income will be recognized to a holder of mortgage bonds if any such additional payment is made. Our position that the contingencies described above are remote is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, then the mortgage bonds could be treated as contingent payment debt instruments, in which case holders could be required to accrue interest income at a rate higher than the stated interest rate on the mortgage bonds and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a mortgage bond. The remainder of this discussion assumes that the mortgage bonds will not be treated as contingent payment debt instruments. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the mortgage bonds.
Tax Consequences to U.S. Holders
The following summary will apply to you if you are a U.S. holder of the mortgage bonds. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a mortgage bond and you are for U.S. federal income tax purposes:
•
an individual who is a U.S. citizen or U.S. resident alien;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Interest on the Mortgage Bonds
Interest on the mortgage bonds generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of tax accounting for U.S. federal income tax purposes.
Disposition of the Mortgage Bonds
You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a mortgage bond equal to the difference, if any, between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income) and your adjusted tax basis in the mortgage bond. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the mortgage bond. Your adjusted tax basis in the mortgage bond will generally equal the amount you paid for the mortgage bond. Any gain or loss will be long-term capital gain or loss if you held the mortgage bond for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on, and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of, mortgage bonds held by you, and backup withholding will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Additional Tax on Net Investment Income
An additional 3.8% tax is imposed on the “net investment income” of certain United States citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, in each case, subject to certain thresholds. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as the mortgage bonds, less certain deductions. You are encouraged to consult your tax advisor with respect to this additional tax and its applicability in your particular circumstances.
Tax Consequences to Non-U.S. Holders
The following summary will apply to you if you are a non-U.S. holder of mortgage bonds. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of mortgage bonds that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.
Interest on the Mortgage Bonds
Subject to the discussion of backup withholding and FATCA withholding below, payments to you of interest on the mortgage bonds generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:
•
you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our equity entitled to vote;

•
you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•
you are not a bank whose receipt of interest on the mortgage bonds is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•
interest on the mortgage bonds is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if you also appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) to the applicable withholding agent. If you hold the mortgage bonds through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from (or a reduction of) withholding under an income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) and you meet the certification requirements described below. (See “— Income or Gain Effectively Connected with a U.S. Trade or Business.”)
The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.
Disposition of the Mortgage Bonds
Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income tax on any gain (excluding any amount attributable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Interest on the Mortgage Bonds”) realized on the sale, redemption, exchange, retirement or other taxable disposition of a mortgage bond unless:
•
the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable); or

•
you are a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described under “— Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% (or lower applicable income tax treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.
Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the mortgage bonds or gain from the sale, redemption, exchange, retirement or other taxable disposition of the mortgage bonds is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such interest or gain is attributable), then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. holder. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a mortgage bond and gain recognized on the disposition of a mortgage bond will be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.
Information Reporting and Backup Withholding
Payments to you of interest on a mortgage bond, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement.

Backup withholding generally will not apply to payments to you of interest on a mortgage bond if the certification described in “— Tax Consequences to Non-U.S. Holders — Interest on the Mortgage Bonds” is duly provided or you otherwise establish an exemption.
Proceeds from the disposition of a mortgage bond effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any proceeds from the disposition of a mortgage bond effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a mortgage bond effected outside the United States by such a broker if it has certain relationships with the United States.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Withholding on Payments to Certain Foreign Entities
Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of interest on the mortgage bonds if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a mortgage bond on or after January 1, 2019, proposed U.S. Treasury Regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury Regulations until they are revoked or final U.S. Treasury Regulations are issued.
Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of mortgage bonds might be eligible for refunds or credits of such taxes. You are urged to consult your tax advisor regarding the effects of FATCA on your investment in the mortgage bonds.
THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE MORTGAGE BONDS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below for the mortgage bonds, for whom BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC and PNC Capital Markets LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally, and not jointly, agreed to purchase from us, the principal amount of mortgage bonds set forth opposite its name below.
Underwriter	Principal Amount of Mortgage Bonds
BNP Paribas Securities Corp.	$
BNY Mellon Capital Markets, LLC
PNC Capital Markets LLC
Comerica Securities, Inc.
Siebert Williams Shank & Co., LLC
Total	$
The underwriters are offering the mortgage bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the mortgage bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters have advised us that they propose to initially offer the mortgage bonds to the public at the offering price appearing on the cover page of this prospectus supplement and may also offer the mortgage bonds to dealers at a price that represents a concession not in excess of    % of the principal amount of the mortgage bonds. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of    % of the principal amount of the mortgage bonds. After the initial offering of the mortgage bonds, the underwriters may from time to time vary the offering pricing and other selling terms.
The obligations of the underwriters, including their agreement to purchase the mortgage bonds from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the mortgage bonds if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters under the agreement may be increased or the offering of mortgage bonds may be terminated.
The mortgage bonds will be a new series of securities for which currently there is no established trading market. We do not intend to apply for listing of the mortgage bonds on any securities exchange or for quotation of the mortgage bonds on any dealer quotation system.
The underwriters have advised us that they intend to make a market in the mortgage bonds after the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without any notice. We can give no assurance as to the liquidity of the trading market for the mortgage bonds or that a public trading market for the mortgage bonds will develop.
In connection with the offering of the mortgage bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the mortgage bonds. Specifically, the underwriters may overallot in connection with the offering of the mortgage bonds, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the mortgage bonds in the open market to cover short positions or to stabilize the price of the mortgage bonds. Finally, the underwriters may reclaim selling concessions allowed for distributing the mortgage bonds in the offering, if the underwriters repurchase previously distributed mortgage bonds in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the mortgage bonds above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.
We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $      million.
We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Extended Settlement
We expect that delivery of the mortgage bonds offered hereby will be made against payment therefor on or about           , 2025, which will be the third business day following the date of pricing of the mortgage bonds (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the mortgage bonds on any date prior to the first business day before delivery of the mortgage bonds will be required, by virtue of the fact that the mortgage bonds initially will settle in T+3, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Relationships; Conflicts of Interest
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters and their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge and certain of these underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the mortgage bonds offered hereby. Any credit default swaps or short positions could adversely affect future trading prices of the mortgage bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
An affiliate of one of the underwriters, BNY Mellon Capital Markets, LLC, is the trustee under the indenture relating to the mortgage bonds.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The mortgage bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the mortgage bonds or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the mortgage bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the mortgage bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the mortgage bonds. Neither this prospectus supplement nor the accompanying prospectus are prospectuses for purposes of the Prospectus Regulation and any relevant implementing measure in each Member State of the EEA.
For the purposes of this provision, the expression an “offer to the public” in relation to any mortgage bonds in any Member State of the EEA means a communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the mortgage bonds to be offered, so as to enable an investor to decide to purchase or subscribe for any mortgage bonds. This definition also applies to the placing of any mortgage bonds through financial intermediaries.
Notice to Prospective Investors in the United Kingdom
The mortgage bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation 2017/1129/EU as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the mortgage bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the mortgage bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of mortgage bonds in the UK will be made pursuant to an exemption under the UK Prospectus Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.
In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons (i) who are “qualified investors” (as defined in the UK Prospectus Regulation), (ii) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (iii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the mortgage bonds in the UK within the meaning of the FSMA. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the mortgage bonds may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the mortgage bonds without disclosure to investors under Chapter 6D of the Corporations Act.
The mortgage bonds applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise. Any person acquiring the mortgage bonds must observe such Australian on-sale restrictions.
Notice to Prospective Investors in Canada
The mortgage bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the mortgage bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The mortgage bonds may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the mortgage bonds constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX or any other regulated trading facility in Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the mortgage bonds or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Accordingly, neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the mortgage bonds have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of mortgage bonds will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the mortgage bonds has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the mortgage bonds.
Notice to Prospective Investors in Hong Kong
This prospectus supplement and the accompanying prospectus do not constitute nor are they intended to be an offer or invitation to the public in Hong Kong to acquire the mortgage bonds. The mortgage bonds have not been, and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation or document relating to the mortgage bonds has been, may be or will be issued, or has been, may be, or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the mortgage bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, endorsed or approved by any Hong Kong regulatory authorities, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither have they been nor will they be registered with the Registrar of Companies in Hong Kong. The mortgage bonds may not be offered for subscription to members of the public in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. Each person acquiring the mortgage bonds will be required, and is deemed by the acquisition of the mortgage bonds, to confirm that such person is aware of the restriction on offers of the mortgage bonds described in this prospectus supplement, the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any mortgage bonds in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.
Notice to Prospective Investors in Japan
This offering of the mortgage bonds has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended; the “FIEA”). Accordingly, the mortgage bonds may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the mortgage bonds may not be circulated or distributed, nor may the mortgage bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, 2001 of Singapore, as modified or amended from time to time (the “SFA”), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the mortgage bonds are subscribed or purchased pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the mortgage bonds pursuant to an offer made under Section 275 of the SFA except:
(1)
to an institutional investor pursuant to Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA;

(2)
(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(c)(ii) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(c)(ii) of the SFA;

(3)
where no consideration is or will be given for the transfer;

(4)
where the transfer is by operation of law; or

(5)
as specified in Section 276(7) of the SFA;

Singapore SFA Product Classification — Solely for the purposes of our obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the mortgage bonds are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The mortgage bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the mortgage bonds in Taiwan.
Notice to Prospective Investors in the Republic of Korea
The mortgage bonds may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the applicable laws and regulations of the Republic of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The mortgage bonds have not been and will not be registered with the Financial Services Commission of Korea for public offering in the Republic of Korea. Furthermore, the mortgage bonds may not be resold to residents of the Republic of Korea unless the purchaser of the mortgage bonds complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the mortgage bonds.

Notice to Prospective Investors in the United Arab Emirates
The mortgage bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) and is not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Dubai Financial Services Authority or the Abu Dhabi Global Market’s Financial Services Regulatory Authority (FSRA).

LEGAL MATTERS
Baker Botts L.L.P., Houston, Texas will pass on the validity of the mortgage bonds offered in this prospectus supplement. Monica Karuturi, Esq., our Executive Vice President and General Counsel, may pass on other legal matters for us. Hunton Andrews Kurth LLP, New York, New York will pass on certain legal matters for the underwriters. From time to time, Hunton Andrews Kurth LLP acts as counsel to CenterPoint Energy and its affiliates on certain matters.
EXPERTS
The financial statements of CenterPoint Energy Houston Electric, LLC as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to CenterPoint Energy Houston Electric, LLC’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
In this prospectus supplement, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.
We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:
•
our business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses involving us or our industry, including the ability to successfully complete such strategies, initiatives, transactions or plans on the timelines we expect or at all, which we cannot assure will have the anticipated benefits to us;

•
industrial, commercial and residential growth in our service territory and changes in market demand, including in relation to the expansion of data centers, energy export facilities, including hydrogen facilities, electrification of industrial processes and transport and logistics, as well as the effects of energy efficiency measures and demographic patterns, and our ability to appropriately estimate and effectively manage business opportunities relating to such matters;

•
our ability to fund and invest planned capital and the timely recovery of our investments, including the timing of and amounts sought for those related to our Greater Houston Resiliency Initiative (“GHRI”) and Systemwide Resiliency Plan (“SRP”);

•
our ability to successfully construct, operate, repair, maintain and restart electric generating facilities, temporary emergency electric energy facilities (“TEEEF”) and electric transmission facilities, as applicable, including in the event of a widespread outage and in relation to complying with applicable environmental and safety standards and the implementation of a well-balanced energy and resource mix, as appropriate;

•
timely and appropriate rate actions that allow and authorize timely recovery of costs and a reasonable return on investment, including the timing of and amounts sought for recovery of our TEEEF leases and restoration costs relating to, among other things, the sudden and destructive severe weather events that our service territory experienced in May 2024 that included hurricane-like winds and tornadoes (the “May 2024 Storm Events”) and Hurricane Beryl, and requested or favorable adjustments to rates and approval of other requested items as part of base rate proceedings or interim rate mechanisms;

•
the timing and success of, and our ability to obtain approval for matters relating to, our release of our 15 large 27-megawatt to 32-megawatt TEEEF units to the San Antonio area, reduction of our TEEEF fleet capacity and reduction of rates to reflect the removal of the 15 large TEEEF units from our TEEEF fleet, as well as our ability to complete one or more other future transactions involving various sizes of the TEEEF units on acceptable terms and conditions within the anticipated timeframe;

•
economic conditions in regional and national markets, including potential for recession, changes to inflation and interest rates, and their effect on sales, prices and costs;

•
weather variations and other natural phenomena, including the impact of severe weather events on operations, capital, legislation and/or regulations, such as seen in connection with the extreme and unprecedented winter weather event in February 2021 (also known as Winter Storm Uri) resulting in electricity generation supply shortages, including in Texas, and natural gas supply shortages and increased wholesale prices of natural gas in the United States, primarily due to prolonged freezing temperatures (the “February 2021 Winter Storm Event”), the May 2024 Storm Events and Hurricane Beryl;
•
non-payment for our services due to financial distress of our customers and the ability of our customers, including retail electric providers, to satisfy their obligations to CenterPoint Energy and us, and the negative impact on such ability related to adverse economic conditions and severe weather events;

•
public health threats and their effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behavior relating thereto;

•
federal, state and local legislative, executive and regulatory actions or developments affecting various aspects of our businesses, including, among others, any actions resulting from the May 2024 Storm Events and/or Hurricane Beryl, energy deregulation or re-regulation and changes in regulation, legislation and governmental action pertaining to trade (including tariffs, bans, retaliatory trade measures taken against the United States or related governmental action), the implementation of budget and spending cuts to federal government agencies and programs, policies incentivizing the development or utilization of alternative sources of generation (including distributed generation), health care, finance and actions regarding the rates we charge;

•
our ability to timely execute on our GHRI and SRP;

•
disruptions to the global supply chain, including as a result of volatility in commodity prices, trade agreements, changes in trade relationships, geopolitical and economic uncertainty, regulatory and policy instability, severe weather events, tariffs, bans, retaliatory trade measures, legislation and governmental action impacting the supply chain, that could prevent us from securing the resources needed to, among other things, fully execute on our GHRI and SRP, CenterPoint Energy’s 10-year capital plan or achieve CenterPoint Energy’s net zero and greenhouse gases (“GHG”) emissions reduction goals;

•
the availability of, prices for and our ability to procure materials, supplies or services and scarcity of and changes in labor for current and future projects, including those relating to our GHRI and SRP and those arising from CenterPoint Energy’s capital plan, and operations and maintenance costs, including our ability to control such costs;

•
our ability to timely obtain and maintain necessary licenses and permits from local, federal and other regulatory authorities on acceptable terms and resolve third-party challenges to such licenses or permits as applicable;

•
direct or indirect effects on our facilities, resources, operations, reputation and financial condition resulting from terrorism, cyberattacks or intrusions, data security breaches or other attempts to disrupt our businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, derecho events, ice storms and other severe weather events, wildfires, pandemic health events, geopolitical conflict or other occurrences;

•
risks relating to potential wildfires, including damages to our network and losses in excess of insurance liability coverage;

•
tax legislation and any changes in tax laws under the current or future administrations, including the effects of the One Big Beautiful Bill Act of 2025, Executive Order 14315, the Inflation Reduction Act of 2022 (the “IRA”) and any further changes to or the repeal of the IRA, and any potential changes to tax rates, corporate alternative minimum tax imposed, tax credits and/or interest deductibility, as well as uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

•
our ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms;

•
actions by credit rating agencies, including any potential downgrades to credit ratings;

•
matters affecting regulatory approval, legislative or executive actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in costs that cannot be recouped in rates;

•
local, state and federal legislative, executive and regulatory actions or developments relating to the environment, including, among others, those related to global climate risk, air emissions, GHG emissions, carbon emissions and wastewater discharges that could impact operations and CenterPoint Energy’s net zero and GHG emissions reduction goals;

•
the impact of unplanned facility outages or other closures;

•
the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

•
impacts from CenterPoint Energy’s pension and postretirement benefit plans, such as the investment performance and increases to net periodic costs as a result of plan settlements and changes in assumptions, including discount rates;

•
changes in interest rates and their impact on costs of borrowing and the valuation of CenterPoint Energy’s pension benefit obligation;

•
commercial bank and financial market conditions, including disruptions in the banking industry, our access to capital, the cost of such capital, the results of our financing and refinancing efforts, including availability of funds in the capital markets, and impacts on our vendors, customers and suppliers;

•
inability of various counterparties to meet their obligations to us;

•
the extent and effectiveness of our risk management activities;

•
timely and appropriate regulatory actions, which include actions allowing requested securitization for any hurricanes or other severe weather events, such as the May 2024 Storm Events and Hurricane Beryl, or natural disasters or other amounts sought for recovery of costs;

•
our ability to attract, effectively transition, motivate and retain management and key employees and maintain good labor relations;

•
changes in technology, including with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, and their adoption by consumers, and our ability to anticipate and adapt to technological changes;

•
advances in artificial intelligence (“AI”) and our success in timely adopting, developing and deploying AI;

•
the impact of climate risk and alternate energy sources on the demand for electricity transmitted by us;

•
the timing and outcome of any audits, disputes and other proceedings related to taxes;

•
the recording of impairment charges;

•
political and economic developments and actions, including energy and environmental policies under the current administration;

•
CenterPoint Energy’s ability to execute on its strategy, initiatives, targets and goals, including its net zero and GHG emissions reduction goals and its operations and maintenance expenditure goals;

•
the outcome of litigation, including litigation related to the February 2021 Winter Storm Event and Hurricane Beryl;

•
the effect of changes in and application of accounting standards and pronouncements; and

•
other factors we discuss in “Risk Factors” beginning on page S-4 of this prospectus supplement, under “Risk Factors” in Part I, Item 1A of our 2024 Form 10-K, which are incorporated herein by reference, and in other reports we file from time to time with the SEC that are incorporated herein by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, other than as required under securities laws, we undertake no obligation to update or revise any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a Web site that contains information we filed electronically with the SEC, which you can access at http://www.sec.gov.
Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus supplement and does not constitute a part of this prospectus supplement.
This prospectus supplement, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the mortgage bonds we may offer. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.
INCORPORATION BY REFERENCE
We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus supplement (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.
We are incorporating by reference into this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until all the mortgage bonds are sold:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025; and

•
our Current Reports on Form 8-K, filed on January 29, 2025, February 25, 2025 and July 21, 2025 (other than Exhibit 99.1 thereto).

From time to time, we, CenterPoint Energy and CenterPoint Energy Resources Corp. file combined reports with the SEC. We do not intend to incorporate by reference into this prospectus supplement information relating to CenterPoint Energy and its subsidiaries (other than us and our consolidated subsidiaries), and we make no representations as to the information relating to CenterPoint Energy and its subsidiaries (other than us and our consolidated subsidiaries) contained in such combined reports.
You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:
CenterPoint Energy Houston Electric, LLC
Attn: Investor Relations
P.O. Box 4567
Houston, Texas 77210-4567
(713) 207-6500

PROSPECTUS
CenterPoint Energy Houston Electric, LLC
1111 Louisiana
Houston, Texas 77002
(713) 207-1111
CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
GENERAL MORTGAGE BONDS
This prospectus relates to general mortgage bonds that we may offer from time to time. We will provide additional terms of the general mortgage bonds in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the general mortgage bonds. No person may use this prospectus to offer and sell the general mortgage bonds unless a prospectus supplement accompanies this prospectus.
Investing in the general mortgage bonds involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer the general mortgage bonds (“mortgage bonds”) described in this prospectus in one or more offerings. Each time we use this prospectus to offer mortgage bonds, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the mortgage bonds. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement and any communication from us or any underwriter specifying the final terms of a particular offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on the front of that document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
References in this prospectus to the terms “we,” “us,” “our” or other similar terms mean CenterPoint Energy Houston Electric, LLC and its subsidiaries, and references to “CenterPoint Energy” mean our indirect parent, CenterPoint Energy, Inc., unless the context clearly indicates otherwise.
The Bank of New York Mellon Trust Company, National Association, in its capacity as trustee for the mortgage bonds, has not participated in the preparation of this prospectus and assumes no responsibility for its content.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a Web site that contains information we filed electronically with the SEC, which you can access at http://www.sec.gov.
Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.
This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the mortgage bonds we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.
INCORPORATION BY REFERENCE
We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.
We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934

(excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until all the mortgage bonds are sold:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023; and

•
our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 3, 2023 (other than the information furnished pursuant to Item 7.01 thereto), February 21, 2023, March 15, 2023 and March, 21, 2023.

From time to time, we, CenterPoint Energy and CenterPoint Energy Resources Corp. file combined reports with the SEC. We do not intend to incorporate by reference into this prospectus information relating to CenterPoint Energy and its subsidiaries (other than us and our consolidated subsidiaries), and we make no representations as to the information relating to CenterPoint Energy and its subsidiaries (other than us and our consolidated subsidiaries) contained in such combined reports.
You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:
CenterPoint Energy Houston Electric, LLC
c/o CenterPoint Energy, Inc.
Attn: Investor Relations
P.O. Box 4567
Houston, Texas 77210-4567
(713) 207-6500

ABOUT CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
We provide electric transmission service to transmission service customers in the Electric Reliability Council of Texas region and distribution service to retail electric providers (“REPs”) serving approximately 2.7 million metered customers in the Texas Gulf Coast area that includes the city of Houston. We are an indirect, wholly-owned subsidiary of CenterPoint Energy, Inc. (“CenterPoint Energy”), a public utility holding company.
Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-1111).
RISK FACTORS
Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.
We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:
•
our business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses, which we cannot assure will have the anticipated benefits to us;

•
industrial, commercial and residential growth in our service territories and changes in market demand, including the demand for our non-utility products and services and effects of energy efficiency measures and demographic patterns;

•
our ability to fund and invest planned capital and the timely recovery of our investments;

•
our ability to successfully construct, operate, repair and maintain mobile generation facilities and electric transmission facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate;

•
timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment, including the timing and amount of the recovery of our mobile generation leases;

•
economic conditions in regional and national markets, including inflation, interest rates and instability of banking institutions, and their effect on sales, prices and costs;

•
weather variations and other natural phenomena, including the impact of severe weather events on operations, capital and legislation, such as seen in connection with the extreme and unprecedented winter weather event in February 2021 that resulted in electricity generation supply shortages, including in Texas, and natural gas supply shortages and increased wholesale prices of natural gas in the United States, primarily due to prolonged freezing temperatures (the “February 2021 Winter Storm Event”);
•
changes in rates of inflation;

•
continued disruptions to the global supply chain, including tariffs and other legislation impacting the supply chain, that could prevent CenterPoint Energy from securing the resources needed to, among other things, fully execute on its 10-year capital plan or achieve its net zero and carbon emissions reduction goals;

•
non-payment for our services due to financial distress of our customers and the ability of REPs to satisfy their obligations to CenterPoint Energy and us, including the negative impact on such ability related to adverse economic conditions and severe weather events;

•
public health threats, such as COVID-19, and their effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behavior relating thereto;

•
state and federal legislative and regulatory actions or developments affecting various aspects of our businesses, including, among others, energy deregulation or re-regulation and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates we charge;

•
direct or indirect effects on our facilities, resources, operations and financial condition resulting from terrorism, cyber attacks or intrusions, data security breaches or other attempts to disrupt our businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes and other severe weather events, pandemic health events or other occurrences;

•
tax legislation, including the effects of the Coronavirus Aid, Relief, and Economic Security Act and the Inflation Reduction Act of 2022 (which includes but is not limited to any potential changes to tax rates, Corporate Alternative Minimum Tax imposed, tax credits and/or interest deductibility), as well as any changes in tax laws under the current or future administrations, and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

•
our ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms;

•
actions by credit rating agencies, including any potential downgrades to credit ratings;

•
matters affecting regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in cost overruns that cannot be recouped in rates;

•
local, state and federal legislative and regulatory actions or developments relating to the environment, including, among others, those related to global climate change, that could impact operations and CenterPoint Energy’s net zero and carbon emissions reduction goals;

•
the impact of unplanned facility outages or other closures;

•
the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

•
the availability and prices of raw materials and services and changes in labor for current and future construction projects and operations and maintenance costs, including our ability to control such costs;

•
impacts from CenterPoint Energy’s pension and postretirement benefit plans, such as the investment performance and increases to net periodic costs as a result of plan settlements and changes in discount rates;

•
changes in interest rates and their impact on costs of borrowing and the valuation of CenterPoint Energy’s pension benefit obligation;

•
commercial bank and financial market conditions, including the current disruptions in the banking industry, our access to capital, the cost of such capital, impacts on our vendors, customers and suppliers, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•
inability of various counterparties to meet their obligations to us;

•
non-payment for our services due to financial distress of our customers;

•
the extent and effectiveness of our risk management activities;

•
timely and appropriate regulatory actions, which include actions allowing securitization, for any hurricanes or other severe weather events, or natural disasters or other recovery of costs;

•
acquisition and merger activities involving us or our industry, including the ability to successfully complete merger, acquisition and divestiture plans;

•
our ability to recruit, effectively transition and retain management and key employees and maintain good labor relations;

•
changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, and their adoption by consumers;

•
the impact of climate change and alternate energy sources on the demand for electricity transmitted by us;

•
the timing and outcome of any audits, disputes and other proceedings related to taxes;

•
the recording of impairment charges;

•
political and economic developments, including energy and environmental policies under the current administration;

•
the transition to a replacement for the London Interbank Offered Rate benchmark interest rate;

•
CenterPoint Energy’s ability to execute on its strategy, initiatives, targets and goals, including its net zero and carbon emissions reduction goals and its operations and maintenance expenditure goals;

•
the outcome of litigation, including litigation related to the February 2021 Winter Storm Event;

•
the effect of changes in and application of accounting standards and pronouncements; and

•
other factors we discuss in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which are incorporated herein by reference, and in other reports we file from time to time with the SEC that are incorporated herein by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of the mortgage bonds offered by this prospectus for general limited liability company purposes. These purposes may include, but are not limited to:
•
working capital,

•
capital expenditures,

•
acquisitions, and

•
the repayment or refinancing of debt.

Pending any specific application, we may initially invest funds, loan funds to affiliates or apply them to the reduction of short-term indebtedness or debt under our revolving credit facility.

DESCRIPTION OF OUR GENERAL MORTGAGE BONDS
The mortgage bonds that we may offer from time to time by this prospectus will be issued under our General Mortgage Indenture, dated as of October 10, 2002, as amended and supplemented (the “mortgage indenture”), with The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank), as trustee. The lien of the mortgage indenture will be junior, subject and subordinate to the prior lien of our first mortgage indenture, so long as the first mortgage indenture is in effect. The term “first mortgage indenture” means the Mortgage and Deed of Trust, dated as of November 1, 1944, from our predecessor in interest, Houston Lighting & Power Company, to The Bank of New York Mellon Trust Company, National Association (successor to South Texas Commercial National Bank of Houston), as trustee, as heretofore and hereafter amended and supplemented, and “first mortgage bonds” means the first mortgage bonds issued thereunder. We currently have no first mortgage bonds outstanding and have contractually agreed that we will not issue additional first mortgage bonds. We are undertaking actions to release the lien of, and terminate, our first mortgage bond indenture.
We have incorporated by reference the mortgage indenture and the first mortgage indenture as exhibits to the registration statement of which this prospectus is a part. We have summarized selected provisions of the mortgage indenture, the mortgage bonds and the first mortgage indenture below. This summary is not complete and is qualified in its entirety by reference to the mortgage indenture and the first mortgage indenture. References to article and section numbers in this prospectus, unless otherwise indicated, are references to article and section numbers of the mortgage indenture. For purposes of this summary, the terms “we,” “our,” “ours,” and “us” refer only to CenterPoint Energy Houston Electric, LLC. and not to any of our subsidiaries.
We may issue mortgage bonds from time to time in one or more series under the mortgage indenture. We will describe the particular terms of each series of the mortgage bonds we offer in a supplement to this prospectus. The terms of the mortgage bonds will include those set forth in the mortgage indenture and those made a part of the mortgage indenture by the Trust Indenture Act of 1939, as amended. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the mortgage indenture that may be important to you before investing in our mortgage bonds.
As of March 31, 2023, mortgage bonds have been issued and are outstanding in an aggregate principal amount equal to approximately $7.1 billion and additional mortgage bonds may be issued under the mortgage indenture, without limitation as to aggregate principal amount, on the basis of property additions, retired bonds or cash deposited with the trustee. Please read “— Issuance of Mortgage Bonds.”
Interest
Interest on the mortgage bonds will be payable on each interest payment date for each such mortgage bond for the period commencing on the next preceding interest payment date on which interest has been paid (or if no interest has been paid thereon, commencing on the date of issuance thereof) to, but not including, such interest payment date.
If any interest payment date or the date of maturity falls on a day that is not a business day, all payments to be made on such day shall be made on the next succeeding business day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Any interest payable on any interest payment date other than maturity and not so punctually paid or duly provided for will cease to be payable to the person in whose name the mortgage bond is registered at the close of business on the applicable regular record date and will instead be payable to the person in whose name the mortgage bond (or one or more predecessor mortgage bonds) is registered at the close of business on a special record date for the payment of such interest to be fixed by the trustee, notice of which will be given to the registered holder of the mortgage bond (or one or more predecessor mortgage bonds) not less than 10 days prior to such special record date. (Section 307)
Payment of Mortgage Bonds; Transfers; Exchanges
Interest, if any, on each mortgage bond payable on each interest payment date will be paid to the person in whose name such mortgage bond is registered (the registered holder of any mortgage bond being hereinafter called a holder) as of the close of business on the regular record date relating to such interest payment date; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid. However, if there has been a default in the payment of interest on any mortgage bond, such defaulted interest may be payable to the holder of such mortgage bond as of the close of business on a date selected by the trustee which is not more than 15 days or less than 10 days prior to the date proposed by us for payment of such defaulted interest and not less than 10 days after the receipt by the trustee of the notice of the proposed payment or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such mortgage bond may be listed, if the trustee deems such manner of payment practicable. (Section 307)
The principal of and premium, if any, and interest on the mortgage bonds at maturity will be payable upon presentation of the mortgage bonds at the corporate trust office of The Bank of New York Mellon Trust Company, National Association in New York, New York as paying agent for us. We may change the place of payment on the mortgage bonds, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (Section 602)
The transfer of mortgage bonds may be registered, and mortgage bonds may be exchanged for other mortgage bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York Mellon Trust Company, National Association in New York, New York, as bond registrar for the mortgage bonds. We may change the place for registration of transfer and exchange of the mortgage bonds, and may designate one or more additional places for such registration and exchange, all at our discretion. (Sections 602 and 305) No service charge will be made for any registration of transfer or exchange of the mortgage bonds; however, we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of mortgage bonds. We will not be required to execute or to provide for the registration of transfer of or the exchange of:
•
any mortgage bond during a period of 15 days prior to giving any notice of redemption; or

•
any mortgage bond selected for redemption, in whole or in part, except the unredeemed portion of any mortgage bond being redeemed in part. (Section 305).

All moneys paid by us to a paying agent or the trustee (or held by us in trust) for the payment of the principal of or any premium or interest on a mortgage bond which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us at our request, and the holder of such mortgage bond thereafter may, as an unsecured general creditor, look only to us for payment thereof, and all liability of the paying agent, the trustee and us (as trustee) with respect thereto shall thereupon cease. (Section 603)
Book-Entry Delivery and Settlement
We may issue the mortgage bonds in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue mortgage bonds in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
Security
Except as otherwise contemplated below under this heading and subject to the exceptions specifically discussed under “— Release of Property” and “— Defeasance,” all outstanding mortgage bonds will be secured, equally and ratably, by the lien of the mortgage indenture on substantially all properties owned by us (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties (the “mortgaged property”).
The lien of the mortgage indenture will be junior, subject and subordinate to the prior lien of our first mortgage indenture. We currently have no first mortgage bonds outstanding and have contractually agreed that we will not issue additional first mortgage bonds. We are undertaking actions to release the lien of, and terminate, our first mortgage bond indenture.

The mortgage indenture provides that until the first mortgage collateralization date (as defined below), we will not issue any additional first mortgage bonds under the first mortgage indenture, except:
•
first mortgage bonds in place of, and in substitution for, or to refund, other first mortgage bonds, if (a) the aggregate principal amount of such new first mortgage bonds shall not exceed the aggregate principal amount of such other first mortgage bonds, and (b) the final stated maturity date of such new first mortgage bonds shall be a date not later than the final stated maturity date of such other first mortgage bonds;

•
as necessary to replace any mutilated, lost or destroyed first mortgage bonds or to effect exchanges and transfers of first mortgage bonds; and

•
at any time first mortgage bonds are issued pursuant to the first bullet point above, additional first mortgage bonds in an aggregate principal amount of up to $118 million for the purpose of satisfying the requirement under the indentures pursuant to which certain pollution control bonds were issued by various governmental authorities (which indentures provide that, if we issue first mortgage bonds in certain circumstances, we also are required to issue first mortgage bonds to secure such pollution control bonds on an equal and ratable basis). (Section 611)

At any time, in our discretion, we may issue and deliver to the trustee as security under the mortgage indenture, first mortgage bonds in an aggregate principal amount equal to the aggregate principal amount of mortgage bonds then outstanding; provided that such first mortgage bonds (the “first mortgage collateral bonds”) shall:
•
have terms of payment equivalent to those of such mortgage bonds;

•
provide that payments by us in respect of principal, premium, if any, or interest due under the mortgage bonds will offset our equivalent payment obligations under the first mortgage collateral bonds; and

•
provide for the mandatory redemption of the first mortgage collateral bonds upon acceleration of the maturity of such mortgage bonds unless acceleration is deemed to have been waived and the declaration and consequences of the acceleration are deemed to have been rescinded and annulled in accordance with the mortgage indenture. (Section 701)

The date on which such first mortgage collateral bonds are delivered to the trustee is referred to herein as the “first mortgage collateralization date.”
The first mortgage indenture constitutes a first mortgage lien on all of our present properties (except as stated below), subject to excepted encumbrances. There are excepted from the lien of the first mortgage indenture all of the following: cash and securities; equipment, materials or supplies acquired for consumption in the operation of our properties or for resale in the ordinary course of our business; timber, minerals, mineral rights and royalties; and accounts receivable, contracts, leases and operating agreements.
The first mortgage indenture contains provisions for subjecting certain after-acquired property to the lien thereof, subject to any preexisting liens and to certain limitations in the case of our consolidation or merger or the sale of substantially all of our assets.
The first mortgage indenture provides that the trustee thereunder will have a lien upon the mortgaged property, prior to the first mortgage bonds, for the payment of its reasonable compensation and expenses for indemnity against certain liabilities.
Lien of the Mortgage Indenture
General.   The mortgage indenture constitutes a lien on substantially all our real property and tangible personal property, other than property excepted from such lien and such property as may be released from such lien in accordance with the terms of the mortgage indenture, subject to no liens prior to the lien of the mortgage indenture other than the lien of the first mortgage indenture (so long as the first mortgage indenture remains in effect) and other liens permitted to exist.
Permitted Liens and Certain Other Liens Permitted to Exist.   The mortgage indenture provides that after-acquired property (other than excepted property) will be subject to the lien of the mortgage indenture;

provided, however, that in the case of our consolidation or merger into another entity or transfer of the mortgaged property as or substantially as an entirety, the mortgage indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor entity except properties acquired from us in or as a result of such transaction, and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof and that in the case of a consolidation or merger with respect to which we are the surviving entity, the mortgage indenture will not be required to be a lien on any properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof. (Article Thirteen) Please read “— Consolidation, Merger, Etc.” below. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens.
Without the consent of the holders, we and the trustee may enter into supplemental indentures in order to subject to the lien of the mortgage indenture additional property (including property which would otherwise be excepted from such lien). (Section 1401) Such property would thereupon constitute property additions (so long as it would otherwise qualify as property additions as described below) and be available as a basis for the issuance of additional mortgage bonds. Please read “— Issuance of Mortgage Bonds.”
Excepted Property.   There are excepted from the lien of the mortgage indenture, among other things:
•
cash, deposit accounts, shares of stock, interests in general or limited partnerships, securities not deposited with or held by the trustee;

•
contracts, leases and other agreements of all kinds;

•
contract rights, bills, notes and other instruments and chattel paper;

•
all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments;

•
governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property);

•
certain intellectual property rights, domain names and other general intangibles including, but not limited to, computer software;

•
vehicles, movable equipment, vessels and aircraft and supplies used in connection with the foregoing; and all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

•
all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business;

•
all materials, supplies, inventory and other personal property consumable in the operation of the mortgaged property;

•
fuel;

•
portable tools and equipment;

•
furniture and furnishings;

•
computers and data processing, data storage, data transmission, telecommunications and certain other facilities and equipment used primarily for administrative or clerical purposes or not otherwise necessary for the operation or maintenance of facilities and equipment for the generation, transmission and distribution of electric energy and our other buildings and improvements;

•
coal, ore, gas, oil and other minerals and timber, and all rights and interests in any of the foregoing;

•
electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us;

•
real property, gas wells, pipelines, and other facilities or property used or to be used for the production, gathering, transmission, storage or distribution of natural gas, crude oil or other hydrocarbons or minerals;

•
leasehold interests held by us as lessee;

•
facilities and equipment for the storage, transmission and distribution of water; and

•
other property excepted from or released from the lien of the first mortgage indenture prior to the date of the mortgage indenture. (See “Excepted Property” under “Granting Clauses” in the mortgage indenture and “Granting Clauses” in the first mortgage indenture.)

Permitted Liens.   The lien of the mortgage indenture is subject to permitted liens and certain other liens permitted to exist. Under the mortgage indenture, permitted liens include the following, among other, liens:
•
liens for taxes, assessments and other governmental charges which are not delinquent or are being contested in good faith or which secure charges that do not exceed $5 million;

•
mechanics’, workmen’s and similar liens and certain other liens arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•
liens in respect of judgments:

•
in an amount not exceeding the greater of $10 million and 3% of the sum of the then outstanding aggregate principal amount of mortgage bonds and first mortgage bonds other than first mortgage collateral bonds then outstanding; or

•
with respect to which we shall in good faith be prosecuting an appeal and with respect to which we have secured a stay of execution pending such appeal or shall have the right to prosecute an appeal;

•
easements, leases or other rights of others in, and defects in title to, the mortgaged property which do not in the aggregate materially impair the use by us of the mortgaged property considered as a whole;

•
liens, defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes or property held by us under lease, easement, license or similar right; provided, however, that (i) we have obtained from the apparent owner of such property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which we acquired the same, (ii) we have power under eminent domain or similar statutes to remove such defects, irregularities or limitations or (iii) such defects, irregularities and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities and limitations in title to flood lands, flooding rights and/or water rights;

•
liens securing indebtedness and other obligations of others upon real property existing at the date of the mortgage indenture or at the time of our acquisition of such property;

•
leases existing at the date of the mortgage indenture and subsequent leases for not more than 15 years or which do not materially impair our use of the property subject thereto;

•
liens of lessors or licensors for amounts due which are not delinquent or are being contested in good faith;

•
controls, restrictions or obligations imposed by governmental authorities upon the mortgaged property or the operation thereof;

•
rights of governmental authorities to purchase or designate a purchaser of the mortgaged property;

•
liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen’s compensation, unemployment insurance, social security or any pension or welfare benefit plan or program;

•
liens to secure the performance of duties or public or statutory, bid or performance obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

•
rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property;

•
rights and interests of persons other than us arising out of agreements to which we are a party relating to the common ownership or joint use of property, and liens on the interests of such persons in such property if and to the extent that the enforcement of such liens would not adversely affect our interests in such property;

•
restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service company;

•
liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made;

•
easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair the use by us of such property or rights-of-way;

•
liens on our air or water pollution control, sewage or solid waste disposal or other similar facilities in connection with the issuance of pollution control revenue bonds, in connection with financing the cost of, or construction, acquisition, improvement, repair or maintenance of, such facilities;

•
the trustee’s lien specified below;

•
prepaid liens; and

•
the lien of the first mortgage indenture. (Granting Clauses and Section 101)

“Prepaid lien” means any lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such lien moneys and/or investment securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in investment securities of the moneys and/or the principal of and interest on the investment securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder; and provided, further, that the first mortgage indenture shall not be deemed to be a prepaid lien unless it shall have been satisfied and discharged and all first mortgage bonds issued thereunder shall be deemed to have been paid, all in accordance with the provisions thereof. (Section 101)
Trustee’s Lien.   The mortgage indenture provides that the trustee will have a lien, prior to the lien on behalf of the holders of mortgage bonds, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Section 1107)
Issuance of Mortgage Bonds
The aggregate principal amount of mortgage bonds that may be authenticated and delivered under the mortgage indenture is unlimited. (Section 301). Additional mortgage bonds of any series may be issued from time to time, provided that the first mortgage collateralization date has not occurred, on the basis of property additions, retired bonds (as such terms are defined below) and cash deposited with the trustee, and in an aggregate principal amount not exceeding:
•
70% of the cost (as defined below) or fair value (as defined below) (whichever is less) of property additions (as described below) that do not constitute funded property (as defined below) after certain deductions and additions, primarily including adjustments to offset property retirements;

•
the aggregate principal amount of retired bonds; and

•
an amount of cash deposited with the trustee. (Article Four)

As of March 31, 2023, the aggregate principal amount of additional mortgage bonds that could be issued was approximately $4.4 billion based on retired bonds and 70% of property additions.

In addition, any issuance of additional mortgage bonds after March 31, 2003, other than any issuance on the basis of retired bonds having an applicable interest rate not less than the interest rate applicable to the additional mortgage bonds to be issued, requires that we provide a net earnings certificate demonstrating that the adjusted net earnings (as defined below) for the specified 12-month period are not less than 200% of the annual interest requirements (as defined below) for the specified 12-month period.
“Adjusted net earnings” means the amount for a period of 12 consecutive calendar months within the 18 calendar months immediately preceding the first day of the month in which we intend to issue additional mortgage bonds of:
•
our operating revenues for such period; minus

•
our operating expenses, excluding:

•
expenses for taxes on income or profits;

•
provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property or provisions for amortization of property;

•
interest expense, including the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement or amortization of any indebtedness;

•
non-recurring charges or expenses; and

•
provisions for any refund of our revenues previously collected or accrued; plus

•
our other income, net of related expenses (excluding expenses or provisions for any non-recurring charges).

“Annual interest requirements” means the interest requirements for one year, at the respective stated interest rates, if any, borne before maturity, upon:
•
all outstanding mortgage bonds, except any for the payment or redemption of which mortgage bonds applied for are to be issued;

•
all mortgage bonds then applied for in pending applications for the original issuance of mortgage bonds, including the application in connection with which the net earnings certificate is made;

•
all outstanding first mortgage bonds, except any for the payment or redemption of which the mortgage bonds applied for are to be issued; and

•
the principal amount of all other indebtedness, except:

•
first mortgage collateral bonds;

•
our indebtedness, the repayment of which supports or is supported by other indebtedness included in annual interest requirements pursuant to one of the other clauses of this definition;

•
indebtedness for the payment of which the mortgage bonds applied for are to be issued; and

•
indebtedness secured by a prepaid lien prior to the lien of the mortgage indenture upon property subject to the lien of the mortgage indenture;

outstanding on the date of such computation and secured by a lien on a parity with or prior to the lien of the mortgage indenture upon property subject to the lien of the mortgage indenture, if such indebtedness has been issued, assumed or guaranteed by us or if we customarily pay the interest upon the principal thereof or collections from our customers are applied to, or pledged as security for the payment of such interest;
provided, however, that if any such indebtedness bears interest at a variable rate, then the interest requirement on such indebtedness shall be determined by reference to the rate in effect on the day immediately preceding the date of such computation in the case of outstanding indebtedness and by reference to the rate in effect at issuance in the case of indebtedness to be issued; and provided, further, that any amounts collected by others to be applied to debt service on our indebtedness, and not otherwise treated on our books as revenue, shall be added to our operating revenues when determining adjusted net earnings.
“Cost” with respect to property additions generally means the sum of:
•
any cash paid in the acquisition of such property;

•
an amount equivalent to the fair market value in cash of any securities or other property paid in the acquisition of such property;

•
the principal amount of any obligations secured by prior lien (other than the lien of the first mortgage indenture) upon such property additions outstanding at the time of the acquisition thereof;

•
the principal amount of any other obligations incurred or assumed in connection with the payment for such property additions or for the acquisition thereof; and

•
any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to our plant or other property accounts with respect to such property additions as part of the cost of construction or acquisition thereof, including, but not limited to any allowance for funds used during construction or any similar or analogous amount;

provided, however, that:
•
with respect to property additions owned by our successor immediately prior to the time it shall have become such successor or acquired by our successor in or as a result of an acquisition, consolidation or merger (excluding property additions owned by us), cost shall mean the amount or amounts at which such property additions are recorded in the plant or other property accounts of such successor, or the predecessor from which such property additions are acquired, as the case may be, immediately prior to such consolidation or merger;

•
with respect to property additions which shall have been acquired (otherwise than by construction) by us without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness or other obligation, no determination of cost shall be required and, wherever provision is made for cost or fair value, cost with respect to such property additions shall mean an amount equal to the fair value to us thereof or, if greater, the aggregate amount reflected in our books of account with respect thereto upon the acquisition thereof; and

•
in no event shall the cost of property additions be required to reflect any depreciation or amortization in respect of such property additions, or any adjustment to the amount or amounts at which such property additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

If any property additions include property which has been used or operated by third parties in a business similar to that in which it has been or is to be used or operated by us, the cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired and in such case the term property additions as defined herein may include such goodwill, going concern value rights and intangible property.
“Fair value,” with respect to property, generally means the fair value of such property as may reasonably be determined by reference to:
•
the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell;

•
the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise;

•
the cost, accumulated depreciation and replacement cost with respect to such property; and/or

•
any other relevant factors;

provided, however, that:
•
the fair value of property shall generally be determined without deduction for any liens on such property prior to the lien of the mortgage indenture; and

•
the fair value of property additions shall not reflect any reduction relating to the fact that such property additions may be of less value to a person which is not the owner or operator of the mortgaged property or any portion thereof than to the owner or operator.

Fair value may be determined, in the discretion of the expert certifying the same, without physical inspection, by the use of accounting and/or engineering records and/or other data maintained by us or otherwise available to such expert.
“Funded property” generally includes property additions which have been designated funded property in an expert’s certificate, made the basis of the authentication and delivery of mortgage bonds, made the basis for the release of mortgaged property, made the basis for the withdrawal of cash, substituted for retired funded property or used for other specified purposes under the mortgage indenture. (See Section 102)
“Property additions” generally include any property which is owned by us and is subject to the lien of the mortgage indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 103)
“Retired bonds” means, generally:
•
mortgage bonds which are no longer outstanding under the mortgage indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of mortgage bonds, the release of property or the withdrawal of cash; and

•
certain first mortgage bonds issued under the first mortgage indenture which could be used as a basis for the authentication and delivery of additional first mortgage bonds under the first mortgage indenture and have been retired after the initial issuance of mortgage bonds under the mortgage indenture;

provided, however, that no first mortgage bond may be used as the basis for the authentication and delivery of both additional mortgage bonds and additional first mortgage bonds. (See Section 101)
Outstanding Mortgage Bonds
As of March 31, 2023, we have outstanding approximately $7.1 billion aggregate principal amount of mortgage bonds, including:
•
approximately $68 million aggregate principal amount of mortgage bonds issued to trustees under the indentures pursuant to which certain pollution control bonds were issued by various governmental authorities. These mortgage bonds secure the obligation of CenterPoint Energy under various installment payment and bond amortization agreements to pay installments of principal and interest that support the related pollution control bonds; and

•
approximately $7.0 billion aggregate principal amount of mortgage bonds issued directly to the public.

Release of Property
Unless an event of default (as defined below) has occurred and is continuing, we may obtain the release from the lien of the mortgage indenture of any funded property upon delivery to the trustee of certain certificates and an amount in cash equal to the amount, if any, by which 70% of the cost of the property to be released (or, if less at that time, the fair value of such property at the time it became funded property) exceeds the aggregate of:
•
an amount equal to 70% of the aggregate principal amount of obligations secured by purchase money liens delivered to the trustee, subject to certain limitations described below;

•
an amount equal to 70% of the cost or fair value (whichever is less) of certified property additions not constituting funded property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the release);

•
the aggregate principal amount of additional mortgage bonds we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such release);

•
any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by purchase money liens upon the property released delivered to the trustee or other holder of a lien prior to the lien of the mortgage indenture, subject to certain limitations described below;

•
on or after the first mortgage collateralization date, the aggregate principal amount of first mortgage bonds delivered to the trustee to be held as first mortgage collateral bonds;

•
the aggregate principal amount of outstanding mortgage bonds delivered to the trustee (with such mortgage bonds to be canceled by the trustee); and

•
any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (Section 803)

As used in the mortgage indenture, the term “purchase money lien” means, generally, a lien on the property being acquired, disposed of by us or being released from the lien of the mortgage indenture, which is taken or retained by the transferor of such property to secure all or part of the purchase price thereof or granted to one or more other persons (other than the transferor) who by making advances or incurring an obligation, give value to enable the grantor of the lien to acquire rights in such property, or granted to another person in connection with the release of property from the lien of the mortgage indenture on the basis of a deposit with the trustee or other holder of a lien prior to the lien of the mortgage indenture of obligations secured by such lien on such property, or held by a trustee or agent for the benefit of any such persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property or which otherwise constitutes a purchase money lien under applicable law. (Section 101) Generally, the principal amount of obligations secured by purchase money liens used as the basis for the release of property may not exceed 75% of the fair value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such purchase money lien. (Section 803)
Property that is not funded property may generally be released from the lien of the mortgage indenture without depositing any cash or property with the trustee as long as:
•
the aggregate amount of cost or fair value (whichever is less) of all property additions which do not constitute funded property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero; or

•
the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value (whichever is less) of property additions acquired, made or constructed within the 90-day period preceding the request of such release. (Section 804)

The mortgage indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the trustee. (Sections 802, 805, 807 and 808)
If we retain any interest in any property released from the lien of the mortgage indenture, the mortgage indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless we execute a supplemental indenture containing a grant, conveyance, transfer and mortgage thereof. (Section 809)

Withdrawal of Cash
Unless an event of default has occurred and is continuing and subject to certain limitations, cash held by the trustee may, generally:
•
be withdrawn by us:

•
to the extent of an amount equal to 70% of the cost or fair value to us (whichever is less) of property additions not constituting funded property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the withdrawal);

•
in an amount equal to the aggregate principal amount of additional mortgage bonds that we would be entitled to issue on the basis of retired bonds (with the entitlement to such issuance being waived by operation of such withdrawal);

•
on or after the first mortgage collateralization date, in an amount equal to the aggregate principal amount of first mortgage bonds delivered to the trustee to be held as first mortgage collateral bonds;

•
in an amount equal to the aggregate principal amount of outstanding mortgage bonds delivered to the trustee; or

•
upon our request, be applied to the purchase of mortgage bonds or the payment (or provision therefor) at stated maturity of any mortgage bonds or the redemption (or provision therefor) of any mortgage bonds which are redeemable. (Section 806)

Consolidation, Merger, Etc.
We may not consolidate with or merge into any other entity or convey, transfer or lease, subject to the lien of this mortgage indenture, the mortgaged property as or substantially as an entirety to any entity unless:
•
the entity formed by such consolidation or into which we are merged or the entity which acquires by conveyance or transfer, or which leases, the mortgaged property as or substantially as an entirety is an entity organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia; and

•
such entity executes and delivers to the trustee a supplemental indenture that:

•
in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the mortgage bonds then outstanding, contains an express assumption by such entity of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the mortgage bonds and the performance of all of our covenants and conditions under the mortgage indenture; and

•
in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by such entity:

•
confirming the lien of the mortgage indenture on the mortgaged property; and

•
subjecting to such lien all property thereafter acquired by such entity that shall constitute an improvement, extension or addition to the mortgaged property or renewal, replacement or substitution of or for any part thereof and, at the election of such entity, subjecting to the lien of the mortgage indenture such other property then owned or thereafter acquired by such entity as such entity shall specify; and

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustee at any time during the continuance of an event of default; and

•
immediately after giving effect to such transaction, no event of default and no event which, with notice or lapse of time or both, would become an event of default shall have occurred and be continuing. (Section 1301)

In the case of the conveyance or other transfer of the mortgaged property as or substantially as an entirety to any other entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the mortgage indenture and on the mortgage bonds then outstanding unless we elect to waive such release and discharge. (Section 1304) For purposes of this section, “entity” means an individual, corporation, limited liability company, company, association, joint stock company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or governmental authority.
Modification of Mortgage Indenture
Modifications without Consent.   Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for any of the following purposes, among others:
•
to evidence the succession of another entity to us and the assumption by any such successor of our covenants and agreements in the mortgage indenture and in the mortgage bonds; or

•
to add one or more covenants or other provisions for the benefit of all holders or for the benefit of the holders of, or to remain in effect only so long as there shall be outstanding, mortgage bonds of one or more specified series (for the purposes of this subsection, “series” includes tranches thereof), or to surrender any right or power conferred upon us by the mortgage indenture; or

•
to correct or amplify the description of any property at any time subject to the lien of the mortgage indenture; or better to assure, convey and confirm to the trustee any property subject or required to be subjected to the lien of the mortgage indenture; or to subject to the lien of the mortgage indenture additional property (including property of others); to specify any additional permitted liens with respect to such additional property and to modify the provisions in the mortgage indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

•
to establish the form or terms of additional mortgage bonds of any series as permitted by the mortgage indenture; or

•
to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

•
to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the mortgage bonds; or

•
to change any place or places where:

•
the principal of and premium, if any, and interest, if any, on all or any series of mortgage bonds will be payable;

•
all or any series of mortgage bonds may be surrendered for registration of transfer;

•
all or any series of mortgage bonds may be surrendered for exchange; and

•
notices and demands to or upon us in respect of all or any series of mortgage bonds and the mortgage indenture may be served; or

•
to provide for the authentication and delivery of bearer bonds and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

•
to comply with the rules of any securities exchange on which any series of mortgage bonds may be listed; or

•
to modify the mortgage indenture to comply with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute, and to add such provisions as may be expressly permitted by such act, subject to certain exceptions; or

•
to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other additions to, deletions from or other changes to the provisions thereof; provided that such additions, deletions and/or other changes do not adversely affect the interests of the holders of mortgage bonds of any series in any material respect. (Section 1401)
Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the mortgage indenture in such a way as to require changes to the mortgage indenture or the incorporation therein of additional provisions, the mortgage indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 1401)
Modifications Requiring Consent.   Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the mortgage bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of mortgage bonds outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding mortgage bonds of all series so directly affected, considered as one class, will be required; and provided, further, that if the mortgage bonds of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage bonds of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or any premium payable upon the redemption thereof, or reduce the amount of the principal of any discount bond or other mortgage bond that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency in which any mortgage bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any mortgage bond (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the holder of such mortgage bond;

•
permit the creation of any lien (not otherwise permitted by the mortgage indenture) ranking prior to the lien of the mortgage indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the mortgage indenture on all or substantially all of the mortgaged property or deprive the holders of the benefit of the lien of the mortgage indenture, without, in any such case, the consent of the holders of all mortgage bonds then outstanding;

•
reduce the percentage in principal amount of the outstanding mortgage bonds of any series, or tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the mortgage indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding mortgage bond of such series; or

•
modify any of the provisions (with certain exceptions) of the mortgage indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the mortgage bonds without the consent of the holder of each outstanding mortgage bond affected thereby.

A supplemental indenture that changes or eliminates any covenant or other provision of the mortgage indenture that has expressly been included solely for the benefit of the holders of, or that is to remain in effect only so long as there shall be outstanding, mortgage bonds of one or more specified series or modifies the rights of the holders of mortgage bonds of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage indenture of the holders of the mortgage bonds of any other series. (Section 1402)

Waiver
The holders of at least a majority in aggregate principal amount of all mortgage bonds may waive our obligations to comply with certain covenants, including the covenants to maintain our corporate or other legal existence and properties, pay taxes and discharge liens and maintain certain insurance and our covenant with respect to merger, consolidation or the transfer or lease of the mortgaged property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The holders of at least a majority of the aggregate principal amount of outstanding mortgage bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to mortgage bonds of such series or tranches thereof. (Section 609) The holders of at least a majority in aggregate principal amount of all mortgage bonds outstanding may waive past defaults, not including defaults in the payment of principal, premium or interest or defaults with respect to provisions that cannot be modified without the consent of each holder affected thereby, under the mortgage indenture. (Section 1017)
Events of Default
Each of the following events constitutes an event of default under the mortgage indenture:
•
failure to pay interest on any mortgage bond within 30 days after the same becomes due and payable;

•
failure to pay principal of or premium, if any, on any mortgage bond when it becomes due and payable;

•
failure to perform or breach of any of our covenants or warranties in the mortgage indenture (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of outstanding mortgage bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default,” unless the trustee, or the trustee and the holders of a principal amount of mortgage bonds not less than the principal amount of mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by us within such period and is being diligently pursued;

•
certain events relating to reorganization, bankruptcy and insolvency of us or appointment of a receiver, trustee or other similar official for our property; and

•
the occurrence of any default or any other event under the first mortgage indenture, and the expiration of the applicable grace period, if any, specified in the first mortgage indenture, if the effect of such default or other event is to accelerate, or to permit the acceleration of, the maturity of any amount due under the first mortgage indenture; provided, however, that the waiver or cure of such event of default under the first mortgage indenture shall constitute a cure of such default. (Section 1001)

Each of the following events constitutes an event of default under the first mortgage indenture:
•
failure to pay principal when due;

•
failure to pay any interest installment, continued for 60 days;

•
failure to pay any installment of any fund established under the first mortgage indenture for the purchase or redemption of any first mortgage bonds, continued for 60 days;

•
failure to perform any covenant of the company, continued for 90 days after written notice; and

•
certain events in bankruptcy, reorganization or insolvency.

Remedies
Acceleration of Maturity.   If an event of default occurs and is continuing, then the trustee or the holders of not less than 33% in principal amount of mortgage bonds then outstanding may declare the principal amount (or if the mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage indenture) of all of the mortgage bonds then outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the mortgage bonds then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money shall have been obtained by the trustee as provided in the mortgage indenture, the event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:
•
we have paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest, if any, on all mortgage bonds then outstanding;

•
the principal of and premium, if any, on any mortgage bonds then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate prescribed therefor in such mortgage bonds; and

•
all amounts due to the trustee as compensation and reimbursement as provided in the mortgage indenture; and

•
any other event or events of default, other than the non-payment of the principal of mortgage bonds that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the mortgage indenture. (Section 1002)

Possession of Mortgaged Property
Under certain circumstances and to the extent permitted by law, if an event of default occurs and is continuing, the trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the trustee or pursuant to judicial proceedings, the principal of the outstanding mortgage bonds (or if the mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage indenture), if not previously due, will become immediately due and payable, together with premium, if any, and any accrued interest. (Sections 1003, 1004 and 1005)
Right to Direct Proceedings
If an event of default occurs and is continuing, the holders of a majority in principal amount of the mortgage bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction does not conflict with any rule of law or with the mortgage indenture, and the trustee may take any other action deemed proper by it which is not inconsistent with such direction and the trustee may decline to follow such direction if it shall determine in good faith that the proceeding would involve it in personal liability. (Section 1016)
Limitation On Right to Institute Proceedings
No holder of any mortgage bond will have any right to institute any proceeding, judicial or otherwise, with respect to the mortgage indenture or for the appointment of a receiver or for any other remedy thereunder unless:
•
such holder has previously given to the trustee written notice of a continuing event of default;

•
the holders of not less than a majority in aggregate principal amount of the mortgage bonds then outstanding have made written request to the trustee to institute proceedings in respect of such event of default and have offered the trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

•
for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of mortgage bonds then outstanding.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (Section 1011)
No Impairment of Right to Receive Payment
Notwithstanding that the right of a holder to institute a proceeding with respect to the mortgage indenture is subject to certain conditions precedent, each holder of an mortgage bond has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such mortgage bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder. (Section 1012)
Notice of Default
The trustee is required to give the holders notice of any default under the mortgage indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in the third bullet point under “Events of Default” may be given until at least 75 days after the occurrence thereof. (Section 1102) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of such notice to be in the interests of the holders.
Indemnification of Trustee
As a condition precedent to certain actions by the trustee in the enforcement of the lien of the mortgage indenture and institution of action on the mortgage bonds, the trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (Sections 1011, 1101 and 1103)
Remedies Limited By State Law
The laws of any jurisdiction where the mortgaged property is located may limit or deny the ability of the trustee or bondholders to enforce certain rights and remedies provided in the mortgage indenture in accordance with their terms.
Defeasance
Any mortgage bonds, or any portion of the principal amount thereof, will be deemed to have been paid for all purposes of the mortgage indenture, and the entirety of our indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent (other than us), in trust:
•
money (including funded cash not otherwise applied pursuant to the mortgage indenture) in an amount which will be sufficient;

•
in the case of a deposit made prior to the date on which principal is due, eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or such paying agent, will be sufficient; or

•
a combination of options in the preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such mortgage bonds or portions thereof. (Section 901) For this purpose, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Notwithstanding the foregoing, no mortgage bond shall be deemed to have been paid as aforesaid unless we shall have delivered to the trustee either:
•
an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the mortgage indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding mortgage bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or

•
an instrument wherein we, notwithstanding the satisfaction and discharge of our indebtedness in respect of mortgage bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the trustee such additional sums of money, if any, or additional government obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such mortgage bonds or portions thereof; provided, however, that such instrument may state that our obligation to make additional deposits as aforesaid shall be subject to the delivery to us by the trustee of (i) a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof and (ii) an opinion of tax counsel in the United States reasonably acceptable to the trustee to the effect that the holders of the outstanding mortgage bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Duties of the Trustee; Resignation; Removal
The trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the trustee will be under no obligation to exercise any of the powers vested in it by the mortgage indenture at the request of any holder of mortgage bonds, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 1103) The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 1101)
The trustee may resign at any time by giving written notice thereof to us or may be removed at any time by the holders of a majority in principal amount of mortgage bonds then outstanding delivered to the trustee and us. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the mortgage indenture. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the mortgage indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage indenture. (Section 1110)
Evidence to Be Furnished to the Trustee
Compliance with mortgage indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the mortgage indenture requires that we give the trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the mortgage indenture.
Governing Law
New York law governs the mortgage indenture and the mortgage bonds, except to the extent that the law of any jurisdiction where any portion of the mortgaged property is located will govern the creation, perfection, priority or enforcement of the lien of the mortgage indenture, or the exercise of remedies with respect to such portions of the mortgaged property. (Section 115)
The Trustee
The Bank of New York Mellon Trust Company, National Association is the trustee under the mortgage indenture and will be the principal paying agent and registrar for the mortgage bonds. As of March 31, 2023, the trustee served as trustee for approximately $7.1 billion aggregate principal amount of our debt securities and pollution control bonds issued on our behalf. In addition, the trustee serves as trustee for debt securities of our parent company, CenterPoint Energy, and some of its subsidiaries, aggregating approximately $6.9 billion as of March 31, 2023. CenterPoint Energy maintains brokerage relationships with the trustee and its affiliates, each of whom may maintain other relationships with CenterPoint Energy or its affiliates in the ordinary course of business in the future.

PLAN OF DISTRIBUTION
We may sell the offered mortgage bonds in and outside the United States:
•
through underwriters or dealers,

•
directly to purchasers, including our affiliates,

•
through agents, or

•
through a combination of any of these methods.

The prospectus supplement will include the following information:
•
the terms of the offering,

•
the names of any underwriters or agents,

•
the name or names of any managing underwriter or underwriters,

•
the purchase price of the mortgage bonds,

•
the net proceeds to us from the sale of the mortgage bonds,

•
any delayed delivery arrangements,

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation,

•
any initial public offering price,

•
any discounts or concessions allowed or reallowed or paid to dealers, and

•
any commissions paid to agents.

Sale Through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the mortgage bonds for their own account. The underwriters may resell the mortgage bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer mortgage bonds to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the mortgage bonds will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered mortgage bonds if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the mortgage bonds in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered mortgage bonds sold for their account may be reclaimed by the syndicate if the offered mortgage bonds are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered mortgage bonds, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of mortgage bonds, we may sell the mortgage bonds to them as principals. They may then resell those mortgage bonds to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the mortgage bonds may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these mortgage bonds. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the mortgage bonds directly. In that event, no underwriters or agents would be involved. We may also sell the mortgage bonds through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered mortgage bonds, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the mortgage bonds directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those mortgage bonds. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase mortgage bonds from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the offered mortgage bonds in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell mortgage bonds covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the mortgage bonds in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
Each series of offered mortgage bonds will be a new issue and will have no established trading market. We may elect to list any series of offered mortgage bonds on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered mortgage bonds. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered mortgage bonds will develop.

LEGAL MATTERS
The validity of the mortgage bonds described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Monica Karuturi, Esq., our Executive Vice President and General Counsel, may pass upon other legal matters for us. Ms. Karuturi is the beneficial owner of less than 1% of CenterPoint Energy’s common stock. Any underwriters will be advised regarding issues relating to any offering by Hunton Andrews Kurth LLP, New York, New York. From time to time, Hunton Andrews Kurth LLP acts as counsel to CenterPoint Energy and its affiliates on certain matters.
EXPERTS
The financial statements of CenterPoint Energy Houston Electric, LLC as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus by reference to CenterPoint Energy Houston Electric, LLC’s annual report on Form 10-K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

$
CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
      % General Mortgage Bonds, Series AQ, due 20
PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BNP PARIBAS
BNY Capital Markets
PNC Capital Markets LLC
Comerica Securities
Co-Manager
Siebert Williams Shank
August      , 2025